UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2018

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2018, CV Sciences, Inc., a Delaware corporation (the “Company”), entered into an Employment Agreement (collectively, the “Employment Agreements”) with each of Joseph Dowling, the Chief Executive Officer and Chief Financial Officer of the Company, and Michael Mona III, the President and Chief Operating Officer of the Company (collectively, the “Executives”).

Salary, Bonus Compensation and Severance. The Employment Agreements each have a three (3)-year term. During the term of each Executive’s Employment Agreement, his base salary shall be determined by the Board of Directors of the Company (the “Board”), based upon the recommendation of the Compensation Committee of the Board and, in the case of Mr. Mona, based upon the recommendation submitted to the Compensation Committee by the Company’s Chief Executive Officer. Mr. Dowling’s initial base salary will continue at the current rate of $400,000 and Mr. Mona’s initial base salary will continue at the current rate of $350,000. In addition to their base salaries, the Executives will continue to receive the benefits and other perquisites in place pursuant to their prior respective Employment Agreements with the Company, including a monthly car allowance in the amount of $1,500 for each Executive. The Executives’ prior Employment Agreements, entered into by and between the Company and each of the Executives on July 6, 2016 (the “2016 Employment Agreements”), are more fully described in that certain Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 11, 2016. Each Executive is eligible to receive an annual cash performance bonus upon achievement by the Company of certain goals set forth by the Compensation Committee, and in any event in the discretion of the Board after taking into consideration the performance of the Company and the financial condition of the Company and, with respect to Mr. Mona, the recommendation of the Chief Executive Officer. The targeted amount of the annual bonus shall be 50% percent of the Executive’s then effective base salary; provided, however, that the payment and amount of any annual bonus shall be in the sole discretion of the Board.

In addition to the performance bonus described above, pursuant to his Employment Agreement Mr. Mona continues to be eligible to receive all monetary bonus arrangements set forth in the 2016 Employment Agreement and the Amendment to the 2016 Employment Agreement, dated March 16, 2017 (the “Amendment”). The terms of the Amendment are more fully described in the Company’s Current Report on Form 8-K filed with the SEC on March 22, 2017 and the Amendment is filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2018.

The severance arrangements for the Executives are as follows: in the event of termination without “Cause” or voluntary termination for “Good Reason”, such Executive shall be entitled to severance equal to his then-current base salary until the end of the employment term (June 13, 2021), or for a period of twelve (12) months, whichever is greater. In the event of the death or disability of an Executive, he (or his estate) shall receive his then-current base salary for a period of one (1) year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2018

CV SCIENCES, INC. By: /s/ Joseph Dowling Joseph Dowling Chief Executive Officer and Chief Financial Officer